EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Bel Fuse Inc. on Form S-8 of our report dated March 13, 2002, appearing in the Annual Report on Form 10-K of Bel Fuse Inc. for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

New York, New York

May 29, 2002